SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 TELESCAN, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                 TELESCAN, INC.
                        5959 CORPORATE DRIVE, SUITE 2000
                              HOUSTON, TEXAS 77036

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 28, 1999


The annual meeting of stockholders of Telescan, Inc. (the "Company") will be held July 28, 1999, at 10:00 a.m. (local time) at the offices of the Company, 5959 Corporate Drive, Suite 2000, Houston, Texas 77036, for the following purposes:

      1. To elect eleven directors of the Company to hold office until the next annual meeting of shareholders;

      2. To ratify the Board of Directors' appointment of Hein + Associates LLP as the Company's independent auditors for the year ending December 31, 1999;

      3. To approve the amendment of the Amended Stock Option Plan; 4. To approve the amendment of the 1995 Stock Option Plan; and 5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying proxy statement. The Board of Directors has fixed the close of business on June 18, 1999 as the record date for the meeting, and the only holders of Telescan common stock of record at such time will be entitled to vote at the meeting or any adjournments thereof.

Whether or not you plan to attend the meeting, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting.

                                       By Order of the Board of Directors,

                                       David L. Brown
                                       Chairman of the Board and Chief
                                       Executive Officer

June 18, 1999

                                 TELESCAN, INC.
                        5959 CORPORATE DRIVE, SUITE 2000
                              HOUSTON, TEXAS 77036

                                  -----------

                                 PROXY STATEMENT
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                  -----------

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Telescan, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company to be held at 5959 Corporate Drive, Houston, Texas, 77036 at 10:00 A.M. (local time) on Wednesday, July 28, 1999, and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of Proxy are first being mailed to stockholders on or about June 23, 1999.

The close of business on June 18, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 15,286,889 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. Stockholders may not cumulate their votes for the election of Directors. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Items 2, 3 and 4 set forth in the accompanying Notice. Shares represented by proxy that reflect abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted in tabulations of the votes cast on Items 1, 2, 3 and 4 whereas broker non-votes will not be counted in tabulations of the votes cast on Items 1, 2, 3 and 4.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE RATIFICATION OF HEIN + ASSOCIATES LLP AS THE COMPANY'S INDEPENDENT AUDITORS,
(iii) FOR THE AMENDMENT OF THE AMENDED STOCK OPTION PLAN and (iv) FOR THE AMENDMENT OF THE 1995 STOCK OPTION PLAN. The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by the execution and submission of a revised Proxy, (ii) by written notice to the Secretary of the Company or (iii) by voting in person at the Annual Meeting.

                (1) ELECTION OF DIRECTORS FOR THE ENSUING YEAR

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 1999 Annual Meeting of Stockholders and any adjournment thereof. They have indicated that, unless otherwise specified in the Proxy, they intend to elect as Directors the nominees listed below. All eleven (11) nominees are presently members of the Board of Directors. Each duly elected Director will hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.

DAVID L. BROWN, age 58, Chairman of the Board and Chief Executive Officer since 1990, has served as a Director of the Company since 1989. Mr. Brown is co-author of CYBER-INVESTING: CRACKING WALL STREET WITH YOUR PERSONAL Computer, a best seller on computerized investing, WALL STREET CITY, a guide to investing on the Internet, and GETTING STARTED IN ONLINE INVESTING, the latest release in the Getting Started series, all published by John Wiley and Sons, Inc. From 1978 to 1986, Mr. Brown was President, and from 1992 to 1993 a Director, of Time Energy Systems, Inc., a public company now known as the ACR Group, Inc. He has served as Chairman of the U.S. Science and Technology Commission for the Emerging Leaders Summit Conference series with the USSR. For the past ten years, he has served as a Director of the Alliance for Aging Research, based in Washington, D.C. He has also served as Chairman of the New Millennium Committee of the Planetary Society, a group based in Pasadena, California, which supports space exploration. He has served as Chairman of the Advisory Board of the Southwest Council of Public CEOs and on the boards of several banks and financial institutions. Mr. Brown began his career in the space program at NASA, where he headed the team of engineers who designed the landing gear for the first lunar module. Mr. Brown holds a B.S. degree in mechanical engineering from the University of Pittsburgh and a M.B.A. from the University of Houston.

DR. RICHARD K. CARLIN, age 43, Vice Chairman of the Board since 1993 and Chief Technology Officer since 1997, was one of the founders of Telescan and has served as a Director of the Company since 1989. From 1988 to April 1990, Dr. Carlin served as the Director of Technology Information Center, a subsidiary of Maxwell Communications, where he managed the development and maintenance of a technology transfer online database. From 1983 to 1988, he was with D.B. Technology, Inc., the predecessor to the Company. From 1981 to 1983, Dr. Carlin was Assistant Professor at Rockefeller University. Dr. Carlin holds a B.S. degree in biophysical sciences from the University of Houston and a Ph.D. in biochemistry, also from the University of Houston. Dr. Carlin is co-inventor of the technology for which the Company was awarded two patents.

ROGER C. WADSWORTH, age 51, Senior Vice President since 1990, has served as a Director since 1989. From 1988 to 1990, Mr. Wadsworth served as President of the Company. From 1983 to 1988, Mr. Wadsworth was employed as Vice President of Information Management Services, Inc., in Houston, Texas, where he provided management services to investment vehicles such as limited partnerships and joint ventures. From 1979 to 1983, he served as co-owner of D. Russell Smith Associates, a restaurant and tenant finish general contractor. Mr. Wadsworth is Corporate Secretary of IMS Securities, Inc., a full service NASD broker/dealer owned by his wife. Mr. Wadsworth holds a B.B.A. degree in finance from the University of Houston.

LAIRD G. FOSHAY, age 40, Senior Vice President of Internet Marketing and President of INVESTools, Inc., has served as a Director since the acquisition of INVESTools by the Company in May 1999. Mr. Foshay founded INVESTools in 1994 to serve individual investors with online access to advisory information from proven investment letters and portfolio managers. Previously, Mr. Foshay was one of the founders of M&T Publishing, where he served as President from 1983 to 1992, before selling the business to Miller Freeman/United News. Under Mr. Foshay's leadership, M&T became the world's leading independent publisher of software development information, including Dr. Dobb's Journal, Microsoft Systems Journal and DBMS magazine. Mr. Foshay holds a bachelor's degree in history with high honors from the University of California at Santa Barbara, where he was a member of Phi Beta Kappa.

CHRISTOPHER A. GLOWACKI, age 31, has worked in business development at NBC for over five years. In his current role as Vice President of Business Development for NBC Interactive, Mr. Glowacki oversees the development and implementation of NBC's strategy in interactive media, including the Internet and Interactive Television. Additionally, Mr. Glowacki is responsible for the development of new business opportunities that arise from the network's conversion to digital broadcasting. Mr. Glowacki, who reports to Martin Yudkovitz, President of NBC Interactive, has a team of executives reporting to him who create opportunities through internal development, joint ventures, mergers and acquisitions and minority investment. In addition to such projects as MSNBC and SNAP, NBC has minority investments in several high profile Interactive companies, including the Company, CNET, TalkCity, iVillage, InterVu, Intertainer, Wink and U.S. Web, as well as two venture capital funds, Media Technology Ventures and Media Technology Equity Partners. Mr. Glowacki holds a M.B.A. from the University of Michigan and a B.A. from Amherst College. Mr. Glowacki has been a director since February 1999.

DR. RONALD W. HART, age 57, has been a Distinguished Scientist in Residence for the Food and Drug Administration, Public Health Service, since 1992. From 1980 to 1992, he was the director for the National Center for Toxicological Research, Food and Drug Administration, Public Health Service, Department of Health and Human Services in Jefferson, Arkansas. From 1987 to 1993, Dr. Hart served on the Board of Directors of First Commercial Bank Corporation of Little Rock, Arkansas. Dr. Hart has received over 30 awards and recognition for his research and administrative accomplishments and is an internationally recognized scientist and science manager holding the position of Distinguished Professor at a number of universities and colleges, including Cairo University, Cairo, Egypt; Gangzou University, Gangzou, China; and Moscow State University, Moscow, Russia. Dr. Hart also serves as a Professor at the University of Arkansas Center for Medical Sciences and the University of Tennessee Center for Health Sciences. Dr. Hart has published over 600 manuscripts on various topics, including research management and administration and is a fellow of the American College of Toxicology, American Association for the Advancement of Science, and the Gerontology Society of America. Dr. Hart received his B.A. in 1967 from Syracuse University, a M.S. in 1970 and a Ph.D. in 1971 at the University of Illinois, Urbana. Dr. Hart has been a Director since 1990.

BURT H. KEENAN, age 60, is Chairman and Chief Executive Officer of Independent Energy Holdings, plc, a London Stock Exchange and Nasdaq listed company, which is the largest independent generator/supplier of electricity in the deregulated markets of the United Kingdom. From 1969 to 1986, Mr. Keenan was the founder, Chairman and Chief Executive Officer of Offshore Logistics, Inc., a Nasdaq quoted marine and aviation oil and gas service company. Mr. Keenan is a Director of Halter Marine, Inc., an American Stock Exchange listed company engaged in U.S. shipbuilding. He has a Bachelors and Masters degree from Tulane University and resides in London. Mr. Keenan has been a Director since 1988.

RUSSELL I. PILLAR, age 34, has served as President and Chief Executive Officer of Virgin Entertainment Group, Inc., the North American operations of Richard Branson's Virgin group of companies, since November 1998. Mr. Pillar served as President and Chief Executive Officer of Prodigy Communications Corporation's Prodigy Internet division from September 1997 through August 1998, having joined Prodigy's Board of Directors as part of the group which purchased the company in October 1996. Since October 1991, Mr. Pillar has also served as Managing Partner of Critical Mass, a technology incubator/venture capital firm. From December 1993, through October 1996, he served as President, Chief Executive Officer and Director of Precision Systems, Inc., a publicly traded international telecommunications software provider. Mr. Pillar serves on a number of public and private boards, including Prodigy Communications Corporation and is an active member of the Young President's Organization and the Council on Foreign Relations. Mr. Pillar graduated Phi Beta Kappa, cum laude from Brown University. Mr. Pillar has been a Director since 1997.

ROY T. RIMMER, JR., age 58, was appointed to the Board of Directors in October 1998. Mr. Rimmer is Chairman and Chief Executive Officer of Producers Pipeline Corporation, a growing independent oil and gas operator, primarily engaged in the acquisition and construction of crude oil and natural gas gathering and transportation systems. Prior to joining Producers Pipeline in 1986, Mr. Rimmer, a veteran oil industry executive, was Chairman and Chief Executive Officer of Republic Gas Gathering Systems, Inc. Mr. Rimmer has also held senior management positions with Republic Aluminum Corporation, Capital Building Systems, Universal Lancaster Corporation, and AGC Industries.

WILLIAM D. SAVOY, age 34, currently serves as Vice President of Vulcan Ventures Incorporated, a venture capital fund wholly-owned by Paul G. Allen, co-founder of Microsoft Corporation. From 1987 until November 1990, Mr. Savoy was employed by Layered, Inc., a company controlled by Mr. Allen, and became its President in 1988. From November 1990 until the present, Mr. Savoy has served as President for Vulcan Northwest Inc., a company that manages the personal financial activities of Mr. Allen. Mr. Savoy serves on the Advisory Board of Dream Works SKG of Los Angeles, California and serves on the Board of Directors of CNET, Inc. of San Francisco, California; Harbinger Corporation of Atlanta, Georgia; Metricom, Inc. of Los Gatos, California; Ticketmaster Online-CitySearch, Inc., of Pasadena California; USA Networks, Inc., of St. Petersburg, Florida; and U.S. Satellite Broadcasting of Minneapolis, Minnesota. Mr. Savoy also represents Mr. Allen in a wide variety of other personal financial transactions. Mr. Savoy holds a B.S. in computer science, accounting and finance from Atlantic Union College. Mr. Savoy has been a Director since 1993.

STEPHEN C. WOOD, age 47, is currently President and Chief Executive Officer of Wireless Services Corporation based in Bellevue, Washington. Until March 1996, Mr. Wood was President and Chief Executive Officer of Notable Technologies, Inc., which filed for bankruptcy in 1996. From 1993 through 1994, Mr. Wood served as Vice President of Information Broadcasting for McCaw Development Corporation located in Kirkland, Washington. Until February 1993, he was President of Starwave Corporation, a company he formed in 1991 with Microsoft Corporation co-founder Paul G. Allen to develop and market data and information products. From 1986 through 1991, Mr. Wood served in several executive positions at Asymetrix Corporation, a software development and marketing firm founded by Mr. Allen. From 1980 until 1985, Mr. Wood was in charge of building a microcomputer software development organization for Datapoint Corporation in Austin, Texas, after serving in Research & Development and marketing positions. Mr. Wood began his career in 1976 when he became the sixth employee of Microsoft Corporation, where he was general manager from 1977 to 1980. Mr. Wood holds a B.S. in computer engineering from Case Western Reserve University and a M.S. in electrical engineering from Stanford University. Mr. Wood has been a Director since 1992.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee and a Compensation Committee of the Board of Directors. The Audit Committee and the Compensation Committee each currently consist of all non-employee directors: Mr. Wood (Chairman), Mr. Glowacki, Dr. Hart, Mr. Keenan, Mr. Pillar, Mr. Rimmer and Mr. Savoy. The Company does not presently have a nominating committee of the Board of Directors.

The Audit Committee is responsible for overseeing the Company's financial reporting process and recommending for approval by the Board of Directors an independent firm of certified public accountants. The Audit Committee monitors actual performance as compared to budgeted goals and reviews accounting pronouncements that could significantly impact the financial position of the Company. The Audit Committee has the opportunity to meet with independent auditors to discuss audited results and audit management letter recommendations. There was one Audit Committee meeting during fiscal year 1998.

The Compensation Committee is responsible for recommending to the Board of Directors the cash and non-cash remuneration for corporate officers and directors. The Compensation Committee further recommends and approves grants from the Company's stock option plans to officers, directors and employees. The Compensation Committee did not formally meet during 1999.

The Company held six meetings of its Board of Directors during the fiscal year ended December 31, 1998. Mr. Pillar and Mr. Savoy attended 33% and 50%, respectively, of the Board of Directors meetings. Dr. Hart was not present for the Audit Committee meeting held in fiscal year 1998. Except as set forth in the previous sentences, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and the meetings of any committee of the Board of Directors on which he served.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS:

The following persons are the executive officers of the Company:

        NAME                                       POSITION
        ----                                       --------
        David L. Brown               Chairman of the Board and Chief Executive
                                     Officer

        Dr. Richard K. Carlin        Vice Chairman of the Board and Chief
                                     Technology Officer

       Ronald Warren                 President and Chief Financial Officer

       Roger C. Wadsworth            Senior Vice President

       Laird G. Foshay               Senior Vice President

       Edward C. Oliver              Senior Vice President

       Joseph F. Frantz II           Vice President

       Greg E. Gensemer              Vice President

       Danny E. Hoover               Vice President

       William T. Melton             Vice President

       Jerrold B. Smith              Vice President

       Neil S. Waldman               Vice President

       Alexander T. Wyche            Vice President


Information concerning the business experience of Messrs. Brown, Carlin, Wadsworth and Foshay is provided under the section entitled "Nominees for Directors."

RONALD WARREN, age 52, was appointed to the additional position of President in 1999 after having served as Chief Financial Officer since 1996. From 1986 to 1996, Mr. Warren served as Vice President and Chief Financial Officer of CogniSeis Development, Inc., a multinational company that developed and sold computer software, hardware and systems to a worldwide customer base. From 1975 to 1985, Mr. Warren held various financial management positions at Sonat Offshore Drilling, Inc., a large international drilling contractor, including Treasurer and Controller. Mr. Warren holds M.B.A. and B.A. degrees from Hofstra University and is a Certified Public Accountant.

EDWARD C. OLIVER, age 51, Senior Vice President, Sales and Marketing, who joined the company in June 1999, previously served as Strategic Business Manager for Altec Lansing Technologies, Inc. from 1997 to 1999. From 1989 to 1997 Mr. Oliver was employed by Compaq Computer Corporation, where he helped develop and found Compaq's Internet Solutions Division and was the Senior Manager for Relationship Sales and Marketing in Europe, the Middle East and Africa. From 1986 to 1989 Mr. Oliver was the Director of Electronics Engineering and Evening programs for the New London School of Business in New London, Connecticut. Mr. Oliver holds a B.S. in technical training Development from Southern Illinois University.

JOSEPH F. FRANTZ II, age 35, Vice President of the Company since May 1995, was appointed to the additional position of Chief Information Officer in February 1999. Mr. Frantz previously held the positions of Computer Operations Manger, End-User Software Product Manager and Senior Programmer after joining the Company in 1987 as a Technical Support Representative. Mr. Frantz holds a B.S. in Applied Mathematics from the University of Houston and a M.S. in management computing and systems from Houston Baptist University. Mr. Frantz is co-inventor of the technology for which the Company was awarded two patents.

GREG E. GENSEMER, age 32, Vice President since rejoining the Company in April 1999. Prior to rejoining the Company, Mr. Gensemer was General Manager for Paragon Software, a provider of streaming real-time quotes to individual investors, money managers and brokers. When previously employed by the Company, Mr. Gensemer held the positions of Director of Business Development, Project Manager, Product Manager, Retail Sales Executive and Technical Support Representative after originally joining the Company in 1990. Prior to joining the Company, Mr. Gensemer was the Area Manager for Pilgrim Cleaners of Houston, Texas from 1986 to 1990.

DANNY E. HOOVER, age 52, Vice President since September 1996, previously held the positions of Manager of Development, Manager of Windows Development and Senior Windows Programmer. Before joining the Company in 1992, Mr. Hoover was employed as operations manager for Praxis Incorporated, a supervisory control automation company in Houston, Texas. Mr. Hoover holds a B.S. in electrical engineering from Texas A&M University.

WILLIAM T. MELTON, age 62, Vice President since January 1995, previously held the position of Manager of Project Development. Before joining the Company in October 1993, Mr. Melton served as a Project Manager with IBM, having previously served in other sales positions as a 30-year employee of that company. Mr. Melton holds both a B.S. in business administration and a M.B.A. from the University of Arkansas.

JERROLD B. SMITH, age 46, Vice President since March 1998, previously held the positions of Business Development Manager for the Company's Internet site, Wall Street City, and Technical Support Supervisor after joining the Company in 1995. Prior to joining the Company, Mr. Smith practiced financial planning and asset management in Houston, Texas. From 1986 to 1988, Mr. Smith was national Sales Manager for USOne Apparel of New York. From 1976 to 1986, Mr. Smith was a salesman and ultimately regional Vice President of Donmoor, Inc., a wholesale apparel manufacturer, also of New York. Mr. Smith holds a B.S. in business administration from the University of Houston.

NEIL S. WALDMAN, age 42, Vice President since May 1995, previously held the position of Director of Institutional Sales. Before joining the Company in 1993, Mr. Waldman was employed as Manager of Business Development for IDD Information Services, Inc., where he was instrumental in the introduction of three new products for the investment management and brokerage communities. From 1989 to 1991, Mr. Waldman served as Vice President of sales and marketing for Vista Computer, Inc., where he directed sales and marketing for the developer of integrated software solutions targeted at international commodities traders. Mr. Waldman holds a B.S. in business administration from Northeastern University.

ALEXANDER T. WYCHE, age 51, Vice President, who joined the Company in May 1999, previously served as an attorney for Koch Industries, Inc., a privately held international conglomerate with interests in the natural gas industry, from 1997 to 1999. Prior to 1997, Mr. Wyche held positions in the legal departments of Enron Corp. and Tenneco, Inc., and served as a legal consultant to the natural gas industry. Mr. Wyche holds a B.B.A. from Campbell University, a J.D. from North Carolina Central University and is licensed to practice law in the states of Texas and North Carolina.

EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to the Company for the years ended December 31, 1998, 1997, and 1996, of the Chief Executive Officer and the Company's four most highly compensated executive officers who were serving the Company at the end of 1998 and who earned $100,000 or more that year. No other executive officers of the Company received compensation exceeding $100,000 during 1998.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                   ANNUAL COMPENSATION             COMPENSATION
                               -----------------------------  ------------------------
                                                               SECURITIES UNDERLYING
   NAME                         YEAR     SALARY      BONUS            OPTIONS
   ----                         ----     ------      -----            -------
   David L. Brown               1998    $140,000      ---              28,800
   CHIEF EXECUTIVE OFFICER      1997    $138,425      ---              31,443
                                1996    $124,906      ---              12,000

   Richard K. Carlin            1998    $107,700      ---              17,400
   CHIEF TECHNOLOGY OFFICER     1997    $101,598    $2,911             15,941
                                1996     $89,257      ---               7,500

   Ronald Warren                1998    $100,000      ---              14,000
   PRESIDENT AND CHIEF          1997     $95,333      ---               9,416
   FINANCIAL OFFICER            1996     $16,731      ---              12,000


   Luiz V. Alvim                1998    $116,205      ---               7,000
   FORMER CHIEF OPERATING       1997    $105,404      ---              16,505
   OFFICER                      1996     $87,894      ---              22,000

   Neil S. Waldman              1998    $112,575      ---               5,300
   VICE PRESIDENT               1997    $111,755    $6,267              7,474
                                1996    $103,216      ---               2,500

DIRECTOR COMPENSATION

The Company does not currently pay any Directors' fees in cash, but reimburses expenses incurred by Directors to attend Board meetings. Directors who are not officers of the Company were granted stock options (i) in February 1998 for 5,000 shares at an exercise price of $6.44 per share exercisable until January 31, 2008 and (ii) on December 30, 1998 for 6,000 shares at an exercise price of $8.91 per share exercisable until December 30, 2008 for services provided to the Company as directors.

STOCK OPTIONS

The following tables set forth information relating to the named executive officers with respect to (i) stock options granted in 1998 and (ii) the total number of exercised options through 1998 and the value of the unexercised in-the-money options.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  PERCENT                       POTENTIAL REALIZABLE
                                  OF TOTAL                        VALUE AT ASSUMED
                                  OPTIONS                          ANNUAL RATE OF
                     NUMBER OF    GRANTED                           STOCK PRICE
                     SECURITIES     TO      EXERCISE              APPRECIATION FOR
                     UNDERLYING  EMPLOYEES  PRICE                   OPTION TERM
                      OPTIONS    IN FISCAL    PER    EXPIRATION
NAME                  GRANTED       YEAR     SHARE     DATE        5%         10%
----                  -------       ----     -----     ----       ---         ---
David L. Brown        12,000(1)     3.3%     $6.44    1/31/2008  $48,601    $123,164
                      16,800(1)     4.6%     $8.91   12/30/2008  $94,138    $238,564

Richard K. Carlin      7,400(1)     2.0%     $6.44    1/31/2008  $29,971    $ 75,951
                      10,000(1)     2.7%     $8.91   12/30/2008  $56,035    $142,002

Ronald Warren          6,000(1)     1.6%     $6.44    1/31/2008  $24,300    $ 61,582
                       8,000(1)     2.2%     $8.91   12/30/2008  $44,828    $113,602

Luiz V. Alvim          7,000(2)     1.9%     $6.44    1/31/2008  $28,351    $ 71,846

Neil S. Waldman        2,300(1)     0.6%     $6.44    1/31/2008  $ 9,315    $ 23,607
                       3,000(1)     0.8%     $8.91   12/30/2008  $16,810    $ 42,601

(1)   Options vest 25% annually beginning 12 months after the date of grant.

(2)   Options vest 33 1/3% annually beginning 12 months after the date of grant.

--------------------------------------------------------------------------------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                              NUMBER OF
                                             SECURITIES
                                             UNDERLYING     VALUE OF UNEXERCISED
                                            UNEXERCISED     IN-THE-MONEY OPTIONS
                                             OPTIONS AT              AT
                                          FISCAL YEAR END      FISCAL YEAR END
                      SHARES               -------------       ---------------
                     ACQUIRED    VALUE      EXERCISABLE/        EXERCISABLE/
NAME                ON EXERCISE REALIZED   UNEXERCISABLE        UNEXERCISABLE
----                --------------------   -------------        -------------
David L. Brown           0         0       26,000/50,735      $35,140/$115,735

Richard K. Carlin     59,000    $236,710   30,071/31,110       $79,177/$71,958

Ronald Warren            0         0       10,916/24,500       $31,349/$43,835

Luiz V. Alvim          5,130    $ 4,771    36,423/21,952      $105,293/$64,949

Neil S. Waldman       11,641    $34,116     6,250/12,383       $9,963/$34,358

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph compares the Company's total stockholder return over the last five years to the Standard & Poor's Computer Software and Service Index and the Nasdaq Stock Market Index. Cumulative total return values are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.


                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]


                                   1993  1994   1995   1996  1997   1998
                                   ----  ----   ----   ----  ----   ----
TELESCAN, INC. COMMON STOCK        100    48     89     60    78    100
NASDAQ STOCK MARKET INDEX (U.S.)   100    98    138    170   209    293
S & P COMPUTER SOFTWARE &
  SERVICE INDEX                    100   118    166    258   360    652


REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

During 1998, the Compensation Committee of the Board of Directors consisted of Dr. Ronald W. Hart, Mr. Burt H. Keenan, Mr. Russell I. Pillar, Mr. Roy T. Rimmer, Jr. (appointed in October 1998), Mr. William D. Savoy and Mr. Stephen C. Wood as Chairman.

The goal of the Compensation Committee is to develop compensation policies to attract and retain highly qualified officers, directors and middle managers whose skills are critical to the long-term success of the Company. Such policies are intended to reward and motivate individual and team performance with the common goal of maximizing total shareholder return.

Components of executive compensation include base salary, incentive bonus and stock options. Salary levels for executive officer positions reflect the duties and levels of responsibilities inherent in the position. Salaries of executive officers are reviewed annually and the primary criteria influencing salary adjustments is the individual's performance, experience, contribution to the Company and the competitive market place for executive talent.

In 1996, the Company implemented a cash bonus plan based on a combination of revenue and profit performance relative to budgeted goals. No bonuses were paid in 1998.

Stock options are used by the Company as a long-term incentive and allow executives the opportunity to acquire and build an ownership in the Company. In February 1998 and December 1998, the executive officers and all active employees were awarded stock options. The award level is based upon the position held and the employee's ability to enhance the Company's long-term performance. Options were granted with an exercise price of $6.44 and

$8.91, respectively, and executive officers' options vest ratably over four years beginning twelve months after the grant date. Mr. Alvim's options were fully vested upon his retirement. The option price represents the market price on the date of the grant and are exercisable for ten years from the date of grant.

As one of the factors in determining executive compensation, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various types of compensation and benefits. From time to time, interpretations of and changes in the tax laws affect the deductibility of compensation. The Compensation Committee currently does not anticipate that compensation paid to the executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code.

The compensation for the Chief Executive Officer is generally determined using the same evaluation criteria used for other officers and managers of the Company. The Chief Executive Officer received a base salary in fiscal 1997 of $138,425. The Committee increased the Chief Executive Officer's base salary in fiscal 1998 to $140,000. In addition, the Committee approved the grant of stock options to acquire 28,800 shares to the Chief Executive Officer to provide him an additional equity interest in the Company. The Chief Executive Officer has fully met the Board of Directors and Compensation Committee expectations with respect to the growth and development of the Company.

                  Stephen C. Wood, Chairman           Burt H. Keenan
                  William D. Savoy                    Dr. Ronald W. Hart
                  Russell I. Pillar                   Roy T. Rimmer, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1998, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company. During 1998, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

EMPLOYMENT AGREEMENTS

The Chief Executive Officer has an employment agreement, which renews automatically each year on March 10. Upon termination of the agreement, Mr. Brown would be entitled to a continuation of his compensation and related benefits for the remainder of the term or six months, which ever is longer.

In connection with the Merger Agreement between the Company and INVESTools, Inc. dated April 25, 1999 (the "Merger Agreement"), the Company and Mr. Foshay entered into a two (2) year employment agreement (the "Employment Agreement"). Under the Employment Agreement, Mr. Foshay will receive a predetermined annual base salary with merit increases in accordance with the Company's customary payroll practices. The Employment Agreement contains a provision for a non-compete term of three (3) years from the date of the Employment Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock (collectively, "Filing Persons") to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), or annual report of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based on its review of the copies of such reports furnished to the Company and upon certain other representations made by filing persons, Roy T. Rimmer Jr., Greg E. Gensemer, and Alexander T. Wyche failed to timely file one (1) Form 3, which form was subsequently filed. Burt H. Keenan failed to timely file one (1) Form 4 and Dr. Ronald W. Hart failed to file two
(2) Forms 4, all of which were subsequently filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the normal course of business some members of the Board of Directors have proposed business alliances with companies with which they are associated. In the opinion of management, each of these transactions or arrangements were entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties.

CYBERACTION LIMITED

The Company maintains a marketing license and revenue sharing agreement with CyberAction Limited. Dr. Ronald W. Hart, a director of the Company, is on the Board of Directors of CyberAction. No royalties were paid to CyberAction in 1998 and none are expected to be paid in 1999.

INVESTOOLS, INC.

Pursuant to the terms of the Merger Agreement between the Company and INVESTools, Inc., Mr. Foshay and the Company entered into an Employment Agreement whereby Mr. Foshay will serve as Senior Vice President, Internet Marketing, for a period of two (2) years in addition to his current status as President of INVESTools, Inc. Mr. Foshay will receive a predetermined annual base salary with merit increases in accordance with the Company's customary payroll practices. In accordance with the Employment Agreement, Mr. Foshay was nominated and approved as a member of the Board of Directors of the Company. Upon termination of his employment, Mr. Foshay will resign as a Director of the Company.

KNOWLEDGE EXPRESS DATA SYSTEMS, L.C.

KE, of which the Company owns 55.58%, is 30% owned by GRF Interests, Inc. ("GRF"), a company controlled by G. Robert Friedman, a significant stockholder and a former director of the Company. The Company provides computer hardware, programming, systems maintenance, data loading, telecommunications and certain administrative services to KE. The Company charges KE a fixed monthly fee for the use of its systems operations plus 140% of the actual salaries for personnel working on KE services. Non-personnel expenditures are billed at the Company's actual cost. During 1998, the maximum indebtedness of KE to the Company was approximately $119,000, representing the amount due under the service contract and amounts loaned to KE for operating expenses. As of December 31, 1998 KE had a balance owing to the Company of $66,000. For the year ended December 31, 1998, KE had a net loss of $376,000, of which $233,000 was recognized by the Company. The Company absorbed 100% of the impairment loss of $55,000 since the loss caused the minority investment to be below zero.

NATIONAL BROADCASTING COMPANY, INC.

In a letter agreement dated February 22, 1999 between the National Broadcasting Company, Inc. ("NBC") and the Company, NBC was granted the right to have an individual designated by NBC (the "NBC Designee") included as a nominee for the Board of Directors of the Company. NBC shall have this right until GE Capital Equity Investments, Inc. ("GE Equity") owns less than 5% of the outstanding common stock of the Company or the license agreement with NBC terminates or expires, whichever event occurs earlier. Pursuant to this agreement, NBC has designated and the Board of Directors has approved Mr.
Glowacki.

In addition, GE Equity has the right to designate an individual to be present at all Board of Director meetings. Such individual will not be a participating or voting member of the Board of Directors and may remain as a designee as long as GE Equity owns at least 5% of the Company's outstanding common stock.

TELEBUILD, L.C.

Friedman Interests, Inc., a company controlled by G. Robert Friedman, owns 45.42% of TeleBuild, L.C. ("TeleBuild"). The Company and the Brown Family Partnership own 15.834% and 25.44%, respectively, of TeleBuild. The Brown Family Partnership is owned by David L. Brown, the Company's Chairman and Chief Executive Officer and other members of the Brown family. The Company performs services under contract for TeleBuild, which consist primarily of the development, maintenance and operation of the TeleBuild database system and the provision of office space, equipment and furniture. The Company charges TeleBuild for its personnel at a stipulated rate, which reflects the full absorption of overhead costs to the Company plus an appropriate profit margin determined by management and approved by the outside directors. Non-personnel expenditures under the agreement are billed at actual cost. For the year ended December 31, 1998, $1,152,000, or 7.4%, of the Company's total revenue was derived from services provided to TeleBuild. TeleBuild made payments totaling $643,000 during 1998 on the balance owed the Company. As of December 31, 1998, TeleBuild owed the Company $729,000, which was the maximum indebtedness during the year.

VULCAN VENTURES, INCORPORATED

Pursuant to the terms of a May 20, 1992 stock purchase agreement between Vulcan and the Company, Vulcan has the right to designate one nominee director to the Company's Board of Directors for as long as Vulcan (or its affiliate) owns at least 540,000 shares of Common Stock of the Company. In addition, the Company has agreed not to take any corporate action to increase its number of directors without the unanimous written consent of all directors for as long as Vulcan (or its affiliate) owns at least 540,000 shares of Common Stock of the Company.

WIRELESS SERVICES CORPORATION

The Company maintains a service agreement with Wireless Services Corporation, for which Stephen C. Wood serves as Chief Executive Officer and Dr. Ronald W. Hart serves on the Board of Directors. The service became operational during 1997 and the Company paid Wireless Services Corporation $31,000 in 1998. The Company does not expect to pay minimum fees or royalties in excess of $60,000 in 1999.

INDEBTEDNESS OF MANAGEMENT

Roy T. Rimmer, Jr. a member of the Company's Board of Directors, was indebted to the Company for $71,250 at June 1, 1999. The non-interest bearing indebtedness arises from license fees and contract personnel reimbursement. The maximum indebtedness during 1998 was $101,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 14, 1999 unless otherwise indicated, with respect to the number of shares of Common Stock beneficially owned by (1) each director and/or named executive officer individually, (2) all executive officers and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares is exclusive of shares allocated to the person's account through the Company's 401(k) plan. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

                                   NUMBER OF SHARES
OWNERS                             BENEFICIALLY OWNED   % OF CLASS
------                             ------------------   ----------
David L. Brown                          905,491(1)         5.9
Dr. Richard K. Carlin                   230,469(2)         1.5
Ronald Warren                            27,806(3)          *
Roger C. Wadsworth                      122,889(4)          *
Neil S. Waldman                           4,116(5)          *
Dr. Ronald W. Hart                       27,099             *
Burt H. Keenan                           55,981             *
William D. Savoy                         47,910(6)          *
Stephen C. Wood                           5,600             *
Russell I. Pillar                         1,250(7)          *
Roy T. Rimmer, Jr.                       24,000             *
Lacy J. Harber                        2,072,300           13.6
   Route 2, Box 49Y
   Denison, Texas  75020

Paul G. Allen                          1,290,000(8)          8.4
Vulcan Ventures Incorporated
  110 110th  Avenue N.E., Suite 685
  Bellevue, Washington 98004-5840

National Broadcasting Company and      1,220,237             8.0
GE Capital  Equity  Investment, Inc.
  120 Long Ridge Road
  Stamford, Connecticut 06927

G. Robert Friedman                     1,053,919             6.9
  Friedman & Associates
  Five Post Oak Park, Suite 1800
  Houston, Texas 77027

Laird G. Foshay                          779,409(9)          5.1
  INVESTools, Inc.
  3698 Haven Avenue, Suite A
  Redwood City, California 94063

All directors and executive officers   2,245,706            14.5
   as a group (20 persons)

--------------------------------------------------------------------------------

*     Less than 1%.

(1) Includes 692,818 shares owned by the Brown Family Partnership. David L. Brown has shared voting and investment power in the Brown Family Partnership along with other family members who are not officers and/or directors of the Company. Includes 171,238 shares owned by David L. Brown personally. Also includes options to purchase 41,435 shares, which are exercisable within the next sixty days.

(2) Includes options to purchase 39,693 shares, which are exercisable within the next sixty days.

(3) Includes options to purchase 12,416 shares, which are exercisable within the next sixty days.

(4) Includes options to purchase 18,821 shares, which are exercisable within the next sixty days.

(5) Includes options to purchase 4,116 shares, which are exercisable within the next sixty days.

(6) Includes options to purchase 17,910 shares, which are exercisable within the next sixty days.

(7) Includes options to purchase 1,250 shares, which are exercisable within the next sixty days.

(8)   Vulcan is owned 100% by Paul G. Allen.

(9) Includes options to purchase 40,603 shares, which are exercisable within the next sixty days.

              (2) RATIFICATION OF INDEPENDENT AUDITORS FOR 1999

The Board of Directors appointed the Company's existing certified public accountant, Hein + Associates LLP, as the independent auditors of the Company for the fiscal year ending December 31, 1999, and such appointment is hereby submitted to the stockholders for ratification. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Hein + Associates LLP, as independent auditors for 1999 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the fiscal year ending December 31, 1999.

A representative of Hein + Associates LLP is expected to be present at the Annual Meeting and will not make a statement, but will be available to respond to appropriate stockholder questions.

The Board of Directors unanimously recommends a vote FOR ratification of the Board's appointment of Hein + Associates LLP as the Company's auditors for 1999.

                  (3) AMENDMENT TO AMENDED STOCK OPTION PLAN

The Board of Directors of the Company has unanimously adopted resolutions approving and submitting to a vote of the stockholders amendments to the Company's Amended Stock Option Plan, as amended (the "Amended Stock Option Plan"), (i) to increase the number of shares of Common Stock subject to the Amended Stock Option Plan from 1,000,000 to 1,500,000, and (ii) to give the Compensation Committee of the Company's Board of Directors full discretion as to the number of options to grant to non-employee directors. The full text of the Amended Stock Option Plan as amended hereby is attached to this Proxy Statement as Exhibit A.

Except for such amendments, if approved, the Amended Stock Option Plan will remain unchanged. A summary of the material terms of the Amended Stock Option Plan is set forth below, but is qualified in its entirety by reference to the Amended Stock Option Plan, which is attached hereto.

STOCK OPTIONS

As of June 14, 1999, under the Amended Stock Option Plan, an aggregate of 917,207 shares of Common Stock have been issued pursuant to options. A total of 1,727,850 options have been granted, some of which were subsequently canceled upon employee terminations. Canceled options are available to be re-granted in the future. Neither the number nor value of future option awards to particular participants or groups of participants is presently determinable. On June 14, 1999, the per share market value of the Common Stock was $22.13.

RECOMMENDATION AND REQUIRED VOTE

The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the proposed amendment to the Amended Stock Option Plan.

                     (4) AMENDMENT TO 1995 STOCK OPTION PLAN

The Board of Directors of the Company has unanimously adopted resolutions approving and submitting to a vote of the stockholders an amendment to the Company's 1995 Stock Option Plan, as amended (the "1995 Stock Option Plan"), to increase the number of shares of Common Stock subject to the 1995 Stock Option Plan from 425,000 to 637,500. The full text of the 1995 Stock Option Plan as amended hereby is attached to this Proxy Statement as Exhibit B.

Except for such amendment, if approved, the 1995 Stock Option Plan will remain unchanged. A summary of the material terms of the 1995 Stock Option Plan is set forth below, but is qualified in its entirety by reference to the 1995 Stock Option Plan which is attached hereto.

STOCK OPTIONS

As of June 14, 1999, under the 1995 Stock Option Plan, an aggregate of 30,899 shares of Common Stock have been issued pursuant to options. A total of 203,160 have been granted, some of which were subsequently canceled upon employee terminations. Canceled options are available to be re-granted in the future. Neither the number nor value of future option awards to particular participants or groups of participants is presently determinable. On June 14, 1999, the per share market value of the Common Stock was $22.13.

RECOMMENDATION AND REQUIRED VOTE

The affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote on this proposal is required for approval of this proposal. The Board of Directors recommends a vote FOR approval of the proposed amendment to the 1995 Stock Option Plan.

       SUMMARY OF AMENDED STOCK OPTION PLAN AND 1995 STOCK OPTION PLAN

The Company believes that equity ownership is an important factor in its ability to attract and retain skilled personnel. In August 1990 the Board of Directors adopted the Amended Stock Option Plan pursuant to which options to purchase 1,000,000 shares may be granted to employees and directors. The Amended Stock Option Plan has twice been amended, once in August 1992 and again in January 1994. In March 1995 the Board of Directors adopted the Company's 1995 Stock Option Plan pursuant to which options to purchase 425,000 shares may be granted to employees and directors. The 1995 Stock Option Plan was amended in June 1997.

The purpose of the Amended Stock Option Plan and the 1995 Stock Option Plan (collectively, the "Plans") is to further the interest of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. Grants pursuant to the Plans recognize and reward outstanding individual performances and contributions and give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. The Plans also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under the Plans may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory options taxed under Section 83 of the Code. The Plans are administered by the Compensation Committee of the Board of Directors, which has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, and to make all determinants necessary or advisable under the Plans.

Options granted pursuant to the Plans generally are not subject to sale, assignment or transfer other than by will or by the laws of descent and distribution or, in the case of the 1995 Stock Option Plan, pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by him, or following the optionee's death, by his beneficiaries. The option price and number of shares subject to options granted under the Plans are subject to adjustment upon a reorganization, merger, consolidation, reclassification, recapitalization, stock split, stock dividend, and certain other corporate transactions. In the event the optionee's employment is terminated for any reason other than death, disability or retirement on or after the age of 65, all options held by the optionee shall lapse immediately following the last day of employment. In the event of the optionee's death, the beneficiaries designated by the optionee shall have until the earlier of the end of the option period or one year from the optionee's death to exercise the option; provided, however, that the option may be exercised only for the number of shares for which it could have been exercised at the time of the optionee's death. In the event of the optionee's retirement on or after attaining age 65, the option shall lapse at the earlier of the end of the option period or three months after the date of retirement; provided, however, that the option may be exercised only for the number of shares for which it could have been exercised on the retirement date. In the event of termination of employment due to total and permanent disability, the option shall lapse at the earlier of the end of the option period or twelve months after the date of such termination of employment; provided, however, that the option may be exercised only for the number of shares for which it could have been exercised at the time the optionee became disabled.

The exercise price of incentive stock options granted under the Plans may not be less than 100% of the fair market value of the Common Stock of the Company on the date of the grant. With respect to any optionee who owns more than 10% of the Company's outstanding Common Stock, the exercise price of any incentive stock option granted must be at least equal to 110% of fair market value on the date of grant and the maximum term of the option may not exceed five (5) years. The aggregate fair market value of the Common Stock (as determined on the grant date) with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of non-qualified stock options granted under the Plans may be any price determined by the Compensation Committee, except that such options must be granted at any price at or above $1.50 per share.

Recipients of incentive stock options granted under the Plans will not realize taxable gain for the federal income tax purposes on the date of grant or the date of exercise of an option. However, the difference between the fair market value of the stock acquired (on the date of exercise of an option) and the option price will be an adjustment for purposes of calculating the alternative minimum tax of the optionee in the year the option is exercised. Recipients of incentive stock options will incur taxable gain for federal income tax purposes on the difference between the sales proceeds received and the option price when the shares acquired through the exercise of incentive stock options have been sold. If the optionee does not dispose of the shares so acquired until the later of two years after the date of grant and one year after the date of exercise of the option, the gain from the sale will be taxed as a capital gain or loss, and the Company will not be entitled to a tax deduction in connection with the exercise of the option.

If the optionee disposes of the shares prior to the end of this holding period, the optionee generally will recognize taxable gain in the year of the disposition. An amount equal to the lesser of (i) the difference between the fair market value of the stock (on the date of exercise) and the option price and (ii) the amount of gain recognized upon disposition of the shares will be recognized by the optionee as ordinary income. The excess of the sales proceeds received upon the disposition over the fair market value of the stock (on the date of exercise), if any will be taxed as capital gain. The Company will receive a compensation deduction in the amount of ordinary income recognized by the optionee in the year of the disposition.

For non-qualified stock options, the optionee will realize no income at the time he is granted a non-qualified stock option. Ordinary income will be realized by the optionee when the non-qualified stock option is exercised. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to the optionee over the exercise price of such shares. The optionee's holding period for federal income tax purposes with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired on the exercise of the option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to the exercise of such option. Any gain or loss on the subsequent sale of the stock will be either a long-term or short-term capital gain or loss depending on the optionee's holding period for the Common Stock disposed by the optionee. The optionee's holding period begins on the day after the date on which the option is exercised. The Company will receive a compensation deduction for its taxable year within which the employee recognizes compensation with respect to the nonqualified stock option in an amount equal to the difference between the fair market value of the stock and the exercise price of the option.

Under the 1995 Stock Option Plan, the Compensation Committee has full discretion to grant options to non-employee directors. The Amended Stock Option Plan currently sets forth a formula pursuant to which options shall be awarded to non-employee directors. This formula provision is proposed to be changed in the amendment to the Amended Stock Option Plan.

MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the Annual Meeting, are (i) the election of the Board of Directors, (ii) the ratification of Hein + Associates LLP as the Company's independent auditors for 1999, (iii) the amendment to Amended Stock Option Plan and (iv) the amendment to the 1995 Stock Option Plan. If any other matters are presented at the Annual Meeting, the accompanying Proxy will be voted in accordance with the best judgment of the Proxy holders.

STOCKHOLDER PROPOSALS

Any proposal of an eligible stockholder intended to be presented at the Company's 2000 Annual Meeting must be received in writing by the Secretary of the Company on or before January 10, 2000 if the proposal is to be considered by the Board of Directors for inclusion in the Company's Proxy material for that meeting.

EXPENSES OF SOLICITATION

The Company will bear the expense of preparing and mailing this Proxy material, as well as the cost of any required solicitation. In addition to this solicitation of Proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefor, may solicit Proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward Proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    David L. Brown
                                    Chairman of the Board and
                                      Chief Executive Officer

June 18, 1999
Houston, Texas

                                    EXHIBIT A

                            AMENDED STOCK OPTION PLAN

                                 TELESCAN, INC.
                              AMENDED AND RESTATED
                            AMENDED STOCK OPTION PLAN

      1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to further the interest of the company, its subsidiaries and its shareholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

      2. DEFINITIONS. The following definitions shall apply to this Plan:

            (1)   "Board" means the board of directors of the Company.

            (2)   "Code means the Internal Revenue Code of 1986, as amended.

            (3) "Committee" means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

            (4) "Common Stock" means the Common Stock, par value $0.01 per share of the Company or such other class of share or securities as to which the Plan may be applicable, pursuant to
                  Section 12 herein.

            (5)   "Company" means Telescan, Inc., a Delaware corporation.

            (6) "Continuous Service" means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent, its subsidiaries or its successors.

            (7) "Date of Grant" means the date on which the Committee grants an Option.

            (8) "Disinterested Person" means a disinterested person as defined in Rule 16b-3, initially effective as of May 1, 1991, promulgated under the Exchange Act, or any successor regulation or statute adopted under the federal securities laws.

            (9) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (10) "Employee" means that any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

"Fair Market Value" means the fair market value of the Common Stock on the Date of Grant. If the Common Stock is publicly traded on the Date of Grant, the fair market value on that date is the mean between the closing bid and ask prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date or, if the Common Stock is listed in other listing services, the mean between the high and low sale prices of the stock on that date, as reported in the Pink Sheets. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

            (11) "Incentive Stock Option" means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company of or a predecessor corporation of any such corporation.

            (12) "Non-Employee Director" means any member of the Board who is not an Employee.

            (13)  "Nonstatutory Option" shall have the meaning as used in
                  Section 9 herein.

            (14)  "Option" means a stock option granted pursuant to the Plan.

            (15) "Option Period" means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

            (16) "Optionee" means an Employee or Non-Employee Director who receives an option.

            (17) "Parent" means any corporation which owns 50% or more of the voting securities of the Company.

            (18)  "Plan" means this Stock Option Plan.

            (19)  "Share" means the Common Stock, as adjusted in accordance with
                  Section 13 of the Plan.

            (20) "Subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

      3. ADMINISTRATION. This plan will be administered by the Committee. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

      Each member of the Committee must be a Disinterested Person. Accordingly, a member of the Committee shall not be granted or awarded Options under the Plan and shall not be granted or awarded options, grants, awards or other rights pursuant to any other plan of the Company or any of its affiliates if a grant or award under such plan would cause such person not to be or to lose his status as a Disinterested Person. If a member of the Committee ceases to be a Disinterested Person for any reason, such person shall immediately, without any action by the Board, cease to be a member of the Committee.

      The Committee has the exclusive power to select the Employee participants in this Plan, to establish the terms of the Options granted to each Employee participant, and to make all other determinations necessary or advisable under the plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this plan, and take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

      4. SHARES SUBJECT TO OPTION. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 1,500,000. Such shares may be authorized but unissued, or may be treasury shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the plan has then terminated, be available for other Options under the Plan.

      5. EMPLOYEE PARTICIPATION.

            (1) ELIGIBLE EMPLOYEES. Every Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year. Furthermore, the Committee may award different Options to different participants, the Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Option, including, without limitation: (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of prospective employees to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the Employee's other compensation. Employees may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

            (2) NO RIGHT OF EMPLOYMENT. An Optionee's right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any participant.

      6. NON-EMPLOYEE DIRECTOR PARTICIPATION.

            (a) GRANTS OF AWARDS. The Compensation Committee shall have full discretion to grant Options to Non-Employee Directors at such times as it deems appropriate, to determine the number of shares of Common Stock underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

            (b) NON-TRANSFERABILITY. Each Option granted to Non-Employee Directors by its term shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. Except as set forth herein, no Option granted to Non-Employee Directors or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      7. OPTION REQUIREMENTS. Each Option granted under this Plan shall satisfy the following requirements.

            (1) WRITTEN OPTION. An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a Nonstatutory Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

            (2) DURATION OF OPTION. Each Option may be exercised only during the Option Period designated for the Option by the Committee. At the end of the Option Period the Option shall expire.

            (3) OPTION EXERCISABILITY. Unless otherwise provided by the Committee on the grant of an Option, each Option shall be exercisable only as to no more than one-fourth of the total number of shares covered by the Option during each twelve-month period commencing twelve months after the date the Option is granted. Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the date that is ten years from the date the Option is granted.

            (4) ACCELERATION OF VESTING. Subject to the provisions of Section 6 and 8(b), the Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if applicable, after termination of the Optionee's Continuous Service by reason of death, disability, retirement or termination of employment.

            (5) OPTION PRICE. Except as provided in Section 8(a) and 9, the Option price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option's Date of Grant. Notwithstanding the preceding sentence or any other provision hereof, no Option granted hereunder shall be at an Option price less that $1.50 per share.

            (6) TERMINATION OF SERVICES. If the Optionee ceases Continuous Service for any reason other than death, disability, or retirement on or after age of 65 of the Optionee, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by the Company, of the effective date of the termination of his services to the Company. On the grant of an Option, the Committee may, in its discretion, extend the time during which the Option may be exercised after termination of services. Any such option shall lapse at the end of the period established by the Committee for exercise after termination of services. The Option may be exercised on such termination date, subject to any adjustment under Section 7(d) and 13.

            (7) DEATH. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee's demise or to the end of the Option Period, whichever is earlier, to exercise the Option, provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Section 7(b) and 13.

            (8) RETIREMENT. If the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of the end of the Option Period or three months after the date of retirement; provided, however, the Option can be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 7(b) and 13.

            (9) DISABILITY. In the event of termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination, provided, however, the Option can be exercised at the time the Optionee became disabled, subject to any adjustment under Sections 7(b) and 13.

      8. INCENTIVE STOCK OPTIONS. Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

            (1) TEN PERCENT SHAREHOLDERS. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary, shall be granted at a price of 110 percent of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 425(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

            (2) MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company exercisable for the first time by an Optionee during any calendar year, under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000.00.

      9. NONSTATUTORY OPTIONS. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonstatutory Option. Nonstatutory Options shall satisfy each of the requirements of Section 6 of the Plan, except the Nonstatutory Options may be granted at any price at or above $1.50 per Share designated by the Committee.

      10. METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 11 of the Plan. During the lifetime of the Employee to whom an Option is granted, such Option may be exercised only by him. Payment for Shares with respect to which an Option is exercised may be in cash, or by certified check, or wholly or partially in the form of Common Stock having a fair market value equal to the exercise price. No Person will have the rights of a shareholder with respect to the Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

      An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not effect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

      11. TAXES, COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if it is either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of Section 10 of the Plan. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval or every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

      Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence to ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

      12. ASSIGNABILITY. An Option granted under this Plan is not transferable except by will or the laws of descent.

      13. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of share, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

      14. LIABILITY OF THE COMPANY. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

      15. EXPENSES OF PLAN. The Company shall bear the expenses of administering the Plan.

      16. DURATION OF PLAN. Options may be granted under this Plan only within 10 years from the effective date of this Plan.

      17. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware and the United States of America.

      18. EFFECTIVE DATE. The effective date of this Plan shall be earlier of
(i) the date of which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

      19. SECURITIES LAWS. The Plan and the administration of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation or statute adopted under the federal securities laws. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                    EXHIBIT B

                             1995 STOCK OPTION PLAN

                                 TELESCAN, INC.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

      1. PURPOSE. The purpose of this Stock Option Plan ("the Plan") is to further the interest of the Company, its subsidiaries and its shareholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in
Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

      2. DEFINITIONS. The following definitions shall apply to this Plan:

            (1)   "Board " means the board of directors of the Company.

            (2)   "Code" means the Internal Revenue Code of 1986, as amended.

            (3) "Committee" means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

            (4) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or such other class of share or securities as to which the Plan may be applicable, pursuant to
                  Section 12 herein.

            (5)   "Company" means Telescan Inc., a Delaware corporation.

            (6) "Continuous Service" means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent, its subsidiaries or its successors.

            (7) "Date of Grant" means the date on which the Committee grants an Option.

            (8) "Disinterested Person" means a disinterested person as defined in Rule 16b-3 of the Rules and Regulations promulgated under the Exchange Act, or any successor regulation or statute adopted under the federal securities laws.

            (9) "ERISA" means the Employee Retirement Income Security Act, as amended.

            (10) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (11) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

            (12) "Fair Market Value" means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the WALL STREET JOURNAL, so listed or admitted to trade on such day or, if there is no trading of the Common Stock on such date, then the closing price of the Common stock on the next preceding date on which there was trading in such shares; or
                  (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

            (13) "Incentive Stock Option" means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

            (14) "Non-Employee Director" means any member of the Board who is not an Employee.

            (15)  "Nonstatutory Option" shall have the meaning as used in
                  Section 9 herein.

            (16) "Option" means a stock option granted pursuant to the Plan.

            (17) "Option Period" means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

            (18) "Optionee" means an Employee or Non-Employee Director who receives an Option.

            (19) "Parent" means any corporation which owns 50% or more of the voting securities of the Company.

            (20)  "Plan" means this Stock Option Plan.

            (21)  "Share" means the Common Stock, as adjusted in accordance with
                  Section 13 of the Plan.

            (22) "Subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

      3. ADMINISTRATION. This Plan will be administered by the Committee. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

      Each member of the Committee must be a Disinterested Person. Accordingly, a member of the Committee shall not be granted or awarded Options under the Plan and shall not be granted or awarded options, grants, awards or other rights pursuant to any other plan of the Company or any of its affiliates if a grant or award under such plan would cause such person not to be or to lose his status as a Disinterested Person. If a member of the Committee ceases to be a Disinterested Person for any reason, such person shall immediately, without any action by the Board, cease to be a member of the Committee.

      The Committee has the exclusive power to select the Employee participants in this Plan, to establish the terms of the Options granted to each Employee participant, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan's administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

      4. SHARES SUBJECT TO OPTION. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 637,500. Such shares may be authorized but unissued, or may be treasury shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

      5. EMPLOYEE PARTICIPATION.

            (1) ELIGIBLE EMPLOYEES. Every Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year. Furthermore, the Committee may award different Options to different participants. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Option, including, without limitation: (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of prospective employees to the profitability and success of the Company or its Subsidiaries ; and (iv) the adequacy of the Employee's other compensation. Employees may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

            (2) NO RIGHT OF EMPLOYMENT. An Optionee's right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any participant.

      6. NON-EMPLOYEE DIRECTOR PARTICIPATION.

            (1) GRANTS OF AWARDS. The Compensation Committee shall have full discretion to grant Options to Non-Employee Directors at such times as it deems appropriate, to determine the number of shares of Common Stock underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

            (2) NON-TRANSFERABILITY. Each Option granted to Non-Employee Directors by its term shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. Except as set forth herein, no Option granted to Non-Employee Directors or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      7. OPTION REQUIREMENTS. Each Option granted under this Plan shall satisfy the following requirements.

            (1) WRITTEN OPTION. An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a Nonstatutory Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

            (2) DURATION OF OPTION. Each Option may be exercised only during the Option Period designated for the Option by the Committee. At the end of the Option Period the Option shall expire.

            (3) OPTION EXERCISABILITY. Unless otherwise provided by the Committee on the grant of an Option, each Option shall be exercisable only as to no more than one-fourth (1/4) of the total number of shares covered by the Option during each twelve-month period commencing twelve months after the date the Option is granted. Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the date that is ten years from the date the Option is granted.

            (4) ACCELERATION OF VESTING. Subject to the provisions of Section 6 and 8(b), the Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of shares per year or as to all remaining shares. Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if applicable, after termination of the Optionee's Continuous Service by reason of death, disability, retirement or termination of employment.

            (5) OPTION PRICE. Except as provided in Section 8(a) and 9, the Option price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option's Date of Grant. Notwithstanding the preceding sentence or any other provision hereof, no Option granted hereunder shall be at an Option price less than $1.50 per share.

            (6) TERMINATION OF SERVICES. If the Optionee ceases Continuous Service for any reason other than death, disability, or retirement on or after the age of 65 of the Optionee, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company. On the grant of an Option, the Committee may, in its discretion, extend the time during which the Option may be exercised after termination of services. Any such option shall lapse at the end of the period established by the Committee for exercise after termination of services. The Option may be exercised on such termination date, subject to any adjustment under Section 7(d) and 13.

            (7) DEATH. In the case of death of the Optionee, the beneficiaries designated by the Optionee shall have one year from the Optionee's demise or to the end of the Option Period, whichever is earlier, to exercise the Option; provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Section 7(b) and 13.

            (8) RETIREMENT. If the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of the end of the Option Period or three months after the date of retirement; provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 7(d) and 13.

            (9) DISABILITY. In the event of termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of the end of the Option Period or twelve months after the date of such termination; provided, however, the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee became disabled, subject to any adjustment under Sections 7(d) and 13.

      8. INCENTIVE STOCK OPTIONS. Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

            (1) TEN PERCENT SHAREHOLDERS. An Option intended to qualify as an Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or subsidiary, shall be granted at a price of 110% of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 425(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

            (2) MAXIMUM OPTION GRANTS. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company exercisable for the first time by any Optionee during any calendar year, under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000.00.

            (3) EXERCISE OF INCENTIVE STOCK OPTIONS. No disposition of the shares underlying an Incentive Stock Option may be made within two years from the Date of Grant nor within one year after the exercise of such Incentive Stock Option.

      9. NONSTATUTORY OPTIONS. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonstatutory Option. Nonstatutory Options shall satisfy each of the requirements of Section 6 of the Plan, except the Nonstatutory Options may be granted at any price at or above $1.50 per Share.

      10. METHOD OF EXERCISE. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the President of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 11 of the Plan. During the lifetime of the Employee to whom an Option is granted, such Option may be exercised only by him. Payment for Shares with respect to which an Option is exercised may be in cash, or by certified check, or wholly or partially in the form of Common Stock having a Fair Market Value equal to the aggregate Option price. No Person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

      An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not effect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

      11. TAXES, COMPLIANCE WITH LAW; APPROVAL OF REGULATORY BODIES. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either
(i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of Section 11 of the Plan. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval or every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

      Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

      12. ASSIGNABILITY. An Option granted under this Plan is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder.

      13. ADJUSTMENT UPON CHANGE OF SHARES. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of share, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

      14. LIABILITY OF THE COMPANY. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

      15. EXPENSES OF PLAN. The Company shall bear the expenses of administering the Plan.

      16. DURATION OF PLAN. Options may be granted under this Plan only within 10 years from the effective date of this Plan.

      17. APPLICABLE LAW. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware and the United States of America.

      18. EFFECTIVE DATE. The effective date of this Plan shall be March 23,
1995.

      19. SECURITIES LAWS. The Plan and the administration of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation or statute adopted under the federal securities laws. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

PROXY
                                 TELESCAN, INC.
                       Solicited by the Board of Directors

The undersigned hereby appoint David L. Brown and Roger C. Wadsworth, each with full power of substitution as proxies and authorizes them to vote as designated below all the shares of Common Stock of Telescan, Inc., held of record by the undersigned on June 18,1999, at the Annual Meeting of Stockholders to be held on July 28, 1999, and at any adjournments thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3, FOR ITEM 4, and IN THE DISCRETION OF THE PROXIES FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment thereof, each of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

ITEM 1. Election of Directors

 ___  FOR all nominees listed below               ___ WITHHOLD AUTHORITY
     (except as marked to the contrary below)     to vote for all nominees below

NOMINEES: David L. Brown, Dr. Richard K. Carlin, Laird G. Foshay, Christopher A. Glowacki, Dr. Ronald W. Hart, Burt H. Keenan, Russell I. Pillar, Roy T. Rimmer, Jr., William D. Savoy, Roger C. Wadsworth and Stephen C. Wood

INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name above.

ITEM 2. Vote to ratify Hein + Associates LLP as the Company's independent auditors for the year ending 1999.

            ___ FOR                 ___ AGAINST              ___ ABSTAIN

                                (continued and to be signed on the reverse side)
--------------------------------------------------------------------------------
                                                     (continued from other side)

ITEM 3. Vote to ratify the Amendment of the Amended Stock Option Plan.

            ___ FOR                 ___ AGAINST               ___ ABSTAIN

ITEM 4. Vote to ratify the Amendment of the 1995 Stock Option Plan.

            ___ FOR                 ___ AGAINST               ___ ABSTAIN

ITEM 5. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                            Date: ______________________________________1999

                            ________________________________________________
                                               Signature

                            ________________________________________________
                                          (Typed or Printed Name)

                            ________________________________________________
                                        (Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, give full title as such. If a corporation, please sign as attorney, administrator, trustee or guardian, give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If partnership, please sign in partnership name by authorized personnel.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.